Limited Power of Attorney

Know all by these presents, that the undersigned officer and/or director of National Fuel Gas Company (the “Company”) hereby constitutes and appoints Anna M. Cellino, Paula M. Ciprich, James R. Peterson and James P. Baetzhold, or any one or more of them, the undersigned’s true and lawful attorneys-in-fact with the following limited powers only:

(1)	to execute for and on behalf of the undersigned SEC forms 3, 4, 5 and 144 reporting the undersigned’s holdings of and transactions in Company securities, in accordance with the Securities Act of 1933, the Securities and Exchange Act of 1934 and the rules thereunder, all as amended;

(2)	to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute, manually or electronically, any such Forms 3, 4, 5, or 144, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

The below sections titled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are required by the State of New York for powers of attorney executed by individuals within the state after September 1, 2009. The contents of these two sections do not enhance or limit the above stated powers of attorney and are for informational purposes only. To the extent of any inconsistencies, the contents above and below the “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” sections are controlling.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, the undersigned has signed this Limited Power of Attorney on June 30, 2010.

Principal Signature: /s/ David P. Bauer

STATE OF NEW YORK               )

                                                         ) ss.:

COUNTY OF ERIE                        )

On the 30th day of June, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared David P, Bauer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Antoinetta D. Mucilli

Notary Public

[Notary Stamp]
Antoinetta D. Mucilli
Notary Public, State of New York
Qualified in Erie County
My Commission Expires April 17, 2014

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS’ SIGNATURES AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the principal and the agents sign at the same time, nor that multiple agents sign at the same time.

We, Anna M. Cellino, Paula M. Ciprich, James R. Peterson and James P. Baetzhold, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

We acknowledge our legal responsibilities.

Agent Signature:	/s/ James R. Peterson
Agent Name:	James R. Peterson Date: 6/30/10

Agent Signature:	/s/ James P. Baetzhold
Agent Name:	James P. Baetzhold Date: 6/30/10

Agent Signature:	/s/ Paula M. Ciprich
Agent Name:	Paula M. Ciprich Date: 7/1/10

Agent Signature:	/s/ Anna Marie Cellino
Agent Name:	Anna Marie Cellino Date: 7/2/10

STATE OF NEW YORK               )

                                                         ) ss.:

COUNTY OF ERIE                        )

On the 30th day of June, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared James R. Peterson, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Antoinetta D. Mucilli

Notary Public

[Notary Stamp]
Antoinetta D. Mucilli
Notary Public, State of New York
Qualified in Erie County
My Commission Expires April 17, 2014

STATE OF NEW YORK               )

                                                         ) ss.:

COUNTY OF ERIE                        )

On the 30th day of June, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared James P. Baetzhold, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Antoinetta D. Mucilli

Notary Public

[Notary Stamp]
Antoinetta D. Mucilli
Notary Public, State of New York
Qualified in Erie County
My Commission Expires April 17, 2014

STATE OF NEW YORK               )

                                                         ) ss.:

COUNTY OF ERIE                        )

On the 1st day of July, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Paula M. Ciprich, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Barbara A. Dominiak

Notary Public

[Notary Stamp]
Barbara A. Dominiak
Notary Public, State of New York
Qualified in Erie County
My Commission Expires July 31, 2013

STATE OF NEW YORK               )

                                                         ) ss.:

COUNTY OF ERIE                        )

On the 2nd day of July, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Anna Marie Cellino, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Laura J. Troutman

Notary Public

[Notary Stamp]
Laura J. Troutman
Notary Public, State of New York
Qualified in Erie County
My Commission Expires March 30, 2014